Julia Brau Donnelly POA
Julia Brau Donnelly POA
Limited Power of Attorney
The undersigned officer and/or director of Pinterest, Inc. (the "Company") hereby constitutes and appoints Monifa Clayton, the undersigned's true and lawful attorney-in-fact to:
1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, any and all Forms 3, 4 and 5 and Schedules 13D and 13G prepared for and on behalf of the undersigned with respect to any securities of the Company pursuant to Section 13 or Section 16(a) of the Securities Exchange Act
of 1934, as amended, and the rules promulgated thereunder
(the "Exchange Act");
2) do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4 or 5, or Schedules 13D or 13G, complete and execute any amendment or amendments thereto and to timely file or submit such forms with or to (as applicable) the
United States Securities and Exchange Commission (the "SEC"), the
Company and/or any stock exchange or similar authority;
3) prepare, execute in my name and on my behalf, and submit to the
SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 13 or Section 16(a) of the Exchange Act, or any rule or regulation of the SEC;
4) obtain, as the undersigned's representative and on the
undersigned's behalf, information regarding transactions in
the Company's equity securities from any third-party,
including the Company and any brokers, dealers, employee
benefit plan administrators and trustees, and the
undersigned hereby authorizes any such third-party to
release any such information to an attorney-in-fact; and
5) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the undersigned,
it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Limited Power of Attorney shall be in such form and
shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause to
be done by virtue of this Limited Power of Attorney and
the rights and powers herein granted.
The undersigned acknowledges that (i) this Limited
Power of Attorney authorizes, but does not require,
the attorney-in-fact to act in their individual
discretion on information provided to any such
attorney-in-fact without independent verification of
such information; (ii) the foregoing attorney-in-fact,
in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of
(a) the undersigned's responsibilities to comply with
Section 13 or Section 16 of the Exchange Act or (b)
any liability of the undersigned for any failure to
comply with the applicable Exchange Act or Securities Act
 requirements or any liability of the undersigned for
disgorgement of profits under Section 16(b) of the
Exchange Act; and (iii) this Limited Power of Attorney
does not relieve the undersigned from responsibility
for compliance with the undersigned's obligations
under Section 13 and/or Section 16 of the Exchange Act,
including, without limitation, applicable reporting
requirements under Section 13 and/or Section 16
of the Exchange Act.
This Limited Power of Attorney shall remain in
full force and effect until the undersigned is no
longer required to file Forms 3, 4 and 5, or
Schedules 13D or 13G, with respect to the undersigned's
holdings of and transactions in securities issued by
the Company, unless earlier revoked by the undersigned
in a signed writing delivered to the foregoing
attorney-in-fact.
By signing below, the undersigned does hereby revoke
any and all other power of attorney documents
previously and otherwise executed in connection with
the undersigned's obligations as an officer, director
and/or 10% shareholder of the Company to prepare and
file Forms 3, 4 and 5, or Schedules 13D and 13G or other
forms or reports, or any amendment or amendments thereto,
with the SEC and any stock exchange or similar authority,
pursuant to Section 13 or Section 16(a) of the
Exchange Act. The undersigned hereby gives notice
to all who have received, relied on or acted upon
such previously executed power of attorney documents
and all other interested parties that the undersigned
withdraws every power and authority thereby given
and declares such power of attorney documents null
and void and of no further force or effect.
IN WITNESS WHEREOF, the undersigned has caused
this Limited Power of Attorney to be executed as
of this 29th day of June 2023.
/s/ Julia Brau Donnelly
Signature
Julia Brau Donnelly
Print Name